UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2022

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, James F. Williams will no longer serve as Executive Vice President, Chief Financial Officer and Treasurer of Tanger Factory Outlet Centers, Inc. (the “Company”) as well as all roles with the Company’s subsidiaries, effective July 1, 2022. In connection with such departure, on June 30, 2022, the Board appointed Thomas J. Guerrieri Jr., the Company’s Senior Vice President and Chief Accounting Officer, as principal financial officer on an interim basis, effective July 1, 2022, while the Company searches for a permanent successor to Mr. Williams. Mr. Guerrieri will also continue to serve as the Company’s principal accounting officer.

Mr. Guerrieri, age 49, was named Senior Vice President and Chief Accounting Officer in January 2021. He previously held the positions of Vice President - Chief Accounting Officer and Controller from May 2017 to January 2021, Vice President and Controller from January 2016 to May 2017, and joined the Company in 2000 as Director of Financial Reporting. Prior to joining the Company in 2000, Mr. Guerrieri was a Senior Accountant at PricewaterhouseCoopers LLP. He is responsible for SEC reporting, accounting, and financial reporting and financial reporting systems. Mr. Guerrieri graduated from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill with a Master of Accounting degree, an undergraduate degree in Business Administration, and is a certified public accountant.

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2022

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Chad D. Perry
Chad D. Perry
Executive Vice President, General Counsel and Secretary